SmileDirectClub Reports First Quarter 2023 Financial Results

Q1 2023 Revenue Increased 38.4% and Shipments Increased 43.9% vs. Q4 2022

NASHVILLE, Tenn., May 9, 2023 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the first quarter ended March 31, 2023. Revenue for the first quarter of 2023 increased 38.4% compared to the fourth quarter of 2022 with gross profit up 64.6% for the same period.

For the first quarter 2023, disciplined cost management allowed the Company to deliver a $7 million improvement in Net Loss and an $8 million improvement in Adjusted EBITDA compared to the first quarter of 2022 despite a decline in revenue year-over-year. Net Cash used in operating activities decreased $29 million, driving a $36 million improvement in free cash flow in the quarter compared to the first quarter of 2022. The leverage that SmileDirectClub has built in its operating model reflects more efficient organization that is better positioned to achieve profitability and execute at a high level on the Company’s mission to democratize access to a smile each and every person loves by making it affordable and convenient for everyone.

First Quarter 2023 Financial Highlights

•Total revenue of $120 million, a 38.4% increase from the fourth quarter of 2022.
•Net loss of $(66) million, a $4 million improvement from the fourth quarter of 2022 and an improvement of $7 million over the prior year period.
•Adjusted EBITDA of $(26) million, a $21 million improvement over the fourth quarter of 2022, and an improvement of $8 million over the prior year period.
•Diluted EPS of $(0.16), $0.02 improvement from the fourth quarter of 2022, and an improvement of $0.03 over the prior year period.
•Net cash used in operating activities was $(33) million, a decrease of $19 million over the fourth quarter of 2022 and a decrease of $29 million over the prior year period.
•Free Cash Flow defined as net cash used in operating activities less net cash used in investing activities of $(41) million, an improvement of $23 million from the fourth quarter of 2022 and an improvement of $36 million over the prior year period.

Key Operating Metrics and Strategic Highlights

•First quarter unique aligner shipments of 59,645, a 43.9% sequential increase over 41,462 shipments in the fourth quarter of 2022.
•First quarter average aligner gross sales price (“ASP”) of $1,949 compared to $1,960 for the fourth quarter of 2022.
•Negotiations with certain holders of convertible notes issued in 2021 have progressed with respect to a potential transaction.

“We delivered financial results and completed operating benchmarks positioning us well to achieve our full year financial outlook,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “Our core business continued to perform well despite the continuing macroeconomic challenges and we have progressed on our key growth initiatives with the successful launch of our hybrid in-person and remote premium aligner product, SmileDirectClub CarePlus, in four key

U.S. pilot markets. This initial launch has been well-received and we are planning the second wave of additional markets by the end of the third quarter. Additionally, our innovative SmileMaker mobile scanning app for 3D treatment planning continues to perform well in Australia, and we remain on target to release SmileMaker in the U.S in the next two weeks. We are also tracking on our path to achieving EBITDA profitability in the third quarter and positive cash flow run rates by the end of the year. We remain optimistic on our business outlook for 2023 and beyond.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. The aspirational vision of the Company’s organization is to become the “world’s leading oral health brand by helping more people realize the life changing potential of a confident smile.” SmileDirectClub’s vision and mission are much greater than manufacturing and marketing clear aligners. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. For SmileDirectClub to realize the Company’s vision through its mission, the Company must expand its reach within and beyond the Company’s existing core customer base. Expanding reach comes through continuously bringing transformative innovation to the market across an entire portfolio of both consumer facing and non-consumer facing innovations, including the Company’s SmileMaker mobile scanning app for 3D treatment planning, its hybrid aligner offering CarePlus, the SmileDirectClub Partner Network, aligner product innovations, and oral care solutions, including our industry leading whitening and flosser products. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of our customers, and a sustainable brand that is top of mind with consumers.

The Company has been issued 47 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. There are many more patents pending in the pipeline in both the U.S. and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.9 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a dental Partner Network with over 1,000 global practices that are live or pending training, delivered oral care products available at over 16,300 retail stores worldwide, and remains the strongest teledentistry brand with continued high brand awareness.

When consumers are considering straightening their teeth, they typically do one or all of the following: search online to understand their options; ask a dentist; ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, less expensive, and more convenient. Compared to other teledentistry platforms, research showed that significantly fewer customers would recommend those brands to their friends and family compared with SmileDirectClub customer recommendations. A 2022 consumer brand survey separately noted that SmileDirectClub’s unaided and aided brand awareness continues to increase from and surpass its teledentistry competitors and close in on the brand awareness recognition of category originator Invisalign. Additionally, the Company’s pioneering telehealth platform was recently recognized by MedTech Breakthrough, winning the “Best Telehealth Platform” award in 2022.

In addition to these investments to create the next generation of oral care and influence consumer decision making, the Company will continue to make strategic investments in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically teledentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that helped remove barriers to access to care, and clear aligners gaining share in the overall industry.

As disclosed in a recent 8K filing at the end of March, SmileDirectClub’s leadership team has been negotiating with certain of the holders of its convertible notes that were issued in 2021. SmileDirectClub is pleased to inform its investors that those negotiations have progressed with respect to a potential transaction. We anticipate being able to share more in the very near term. Any financing transaction the Company would enter into will be focused on improving our capital structure by bringing in additional funding and lowering our overall debt.

Full Year 2023 Guidance

The Company reaffirmed its guidance as well as its assumptions underlying that guidance for the year ending December 31, 2023, previously provided on February 28, 2023.

Conference Call Information

SmileDirectClub First Quarter 2023 Conference Call Details

Date:	May 10, 2023
Time:	8:00 a.m. Eastern Time (7:00 a.m. Central Time)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com

A replay of the call may be accessed the same day from 11 a.m. Eastern Time on Wednesday, May 10, 2023 until 11:59 p.m. Eastern Time on Wednesday, May 24, 2023 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13737531. A copy of the first quarter results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the current noncompliance with the minimum bid requirement pursuant to the Nasdaq Listing Rules; our ability to consummate our convertible note exchange and secure additional financing, the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2022.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee, USA. For more information, please visit SmileDirectClub.com.

Investor Relations:
Michael Bryk
Vice President, Finance

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com

Media Relations:
Kim Atkinson
Senior Vice President, Global Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Cash	$59,125	$93,120
Accounts receivable, net	135,708	143,082
Inventories	40,031	44,387
Prepaid and other current assets	16,725	16,830
Total current assets	251,589	297,419
Restricted cash	27,129	25,278
Accounts receivable, net, non-current	47,809	45,168
Property, plant and equipment, net	181,739	190,087
Operating lease right-of-use assets	18,826	21,141
Other assets	18,514	17,970
Total assets	$545,606	$597,063
LIABILITIES AND EQUITY (DEFICIT)

Accounts payable	$34,880	$30,513
Accrued liabilities	53,815	65,937
Deferred revenue	16,837	13,646
Other current liabilities	6,711	6,704
Total current liabilities	112,243	116,800
Long-term debt, net of current portion	860,197	849,379
Operating lease liabilities, net of current portion	14,618	16,082
Other long-term liabilities	421	—
Total liabilities	987,479	982,261
Equity (Deficit)
Class A common stock, par value $0.0001 and 130,974,872 shares issued and outstanding at March 31, 2023 and 124,785,562 shares issued and outstanding at December 31, 2022	13	12
Class B common stock, par value $0.0001 and 268,623,501 shares issued and outstanding at March 31, 2023 and 268,823,501 shares issued and outstanding at December 31, 2022	27	27
Additional paid-in-capital	483,511	475,034
Accumulated other comprehensive income	529	430
Accumulated deficit	(403,144)	(381,725)
Noncontrolling interest	(540,429)	(496,596)
Warrants	17,620	17,620
Total equity (deficit)	(441,873)	(385,198)
Total liabilities and equity (deficit)	$545,606	$597,063

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue, net	$112,835	$142,512
Financing revenue	6,942	9,134
Total revenues	119,777	151,646
Cost of revenues	32,892	43,066
Gross profit	86,885	108,580
Marketing and selling expenses	72,201	96,711
General and administrative expenses	65,164	70,793
Lease abandonment and impairment of long-lived assets	947	1,232
Restructuring and other related costs	7,754	11,532
Loss from operations	(59,181)	(71,688)
Interest expense	7,709	1,556
Other expense (income)	(1,484)	1,423
Net loss before provision for income tax expense (benefit)	(65,406)	(74,667)
Provision for income tax expense (benefit)	321	(1,463)
Net loss	(65,727)	(73,204)
Net loss attributable to noncontrolling interest	(44,308)	(50,623)
Net loss attributable to SmileDirectClub, Inc.	$(21,419)	$(22,581)

Earnings (loss) per share of Class A common stock:
Basic	$(0.17)	$(0.19)
Diluted	$(0.16)	$(0.19)

Weighted average shares outstanding:
Basic	129,769,504	120,191,790
Diluted	398,588,561	389,297,928

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net loss	$(65,727)	$(73,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,873	18,916
Deferred loan cost amortization	1,591	1,078
Equity-based compensation	6,630	5,306
Paid in kind interest expense	1,227	—
Asset impairment and related charges	1,015	1,367
Other non-cash operating activities	1,560	1,079
Changes in operating assets and liabilities:
Accounts receivable	4,733	3,241
Inventories	4,288	1,785
Prepaid and other current assets	(498)	(7,258)
Accounts payable	4,750	(2,137)
Accrued liabilities	(11,210)	(11,012)
Deferred revenue	3,191	(425)
Net cash used in operating activities	(32,577)	(61,264)
Investing Activities
Purchases of property, plant and equipment	(8,041)	(15,118)
Net cash used in investing activities	(8,041)	(15,118)
Financing Activities
Repurchase of Class A shares to cover employee tax withholdings	(638)	(1,847)
Proceeds from sale of Class A common stock under public offerings	798	—
Borrowings of long-term debt	8,000	—
Payments of finance leases	—	(2,404)
Other	278	562
Net cash provided by (used in) financing activities	8,438	(3,689)
Effect of exchange rates change on cash flow activities	36	(42)
Decrease in cash and restricted cash	(32,144)	(80,113)
Cash and restricted cash at beginning of period	118,398	224,860
Cash and restricted cash at end of period	$86,254	$144,747

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow. We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com. We do not provide a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure (net loss), as the reconciliation to the corresponding GAAP measure is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from forward-looking Adjusted EBITDA.

We utilize certain non-GAAP financial measures, including Free Cash Flow and Adjusted EBITDA, to evaluate our actual operating performance and for the planning and forecasting of future periods.

We define Free Cash Flow as net cash used in operating activities less net cash used in investing activities.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of Free Cash Flow and Adjusted EBITDA to Net Cash used in operating activities and net loss, respectively the most directly comparable GAAP financial measures, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Free Cash Flow
(in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net Cash used in operating activities	$(32,577)	$(51,470)	$(61,264)
Net Cash used in investing activities	(8,041)	(11,828)	(15,118)
Free Cash Flow	$(40,618)	$(63,298)	$(76,382)

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

(in thousands)	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net loss	$(65,727)	$(69,431)	$(73,204)
Depreciation and amortization	15,873	16,786	18,916
Total interest expense	7,709	6,591	1,556
Income tax expense (benefit)	321	(174)	(1,463)
Lease abandonment and impairment of long-lived assets	947	(140)	1,232
Restructuring and other related costs	7,754	1,799	11,532
Equity-based compensation	6,630	5,049	5,306
Other non-operating general and administrative losses (gains)	22	(7,817)	1,684
Adjusted EBITDA	$(26,471)	$(47,337)	$(34,441)